   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1998

                                            REGISTRATION STATEMENT NO. 333-42633
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION


                        PRE-EFFECTIVE AMENDMENT NO. 2 TO


                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VIAGRAFIX CORPORATION
             (Exact name of registrant as specified in its charter)

           OKLAHOMA                          7372                         73-1354168
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
               of                Classification Code Number)         Identification No.)
incorporation or organization)

                                ONE AMERICAN WAY
                             PRYOR, OKLAHOMA 74361
                                 (918) 825-6700
         (address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                               MICHAEL A. WEBSTER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                ONE AMERICAN WAY
                             PRYOR, OKLAHOMA 74361
                                 (918) 825-6700
           (name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             ---------------------

        JOHN B. JOHNSON, JR., ESQ.                           BYRON F. EGAN, ESQ.
    JOHNSON, ALLEN, JONES & DORNBLASER                      JACKSON WALKER L.L.P.
            900 PETROLEUM CLUB                                 901 MAIN STREET
            601 SOUTH BOULDER                                     SUITE 6000
          TULSA, OKLAHOMA 74119                              DALLAS, TEXAS 75202
              (918) 584-6644                                    (214) 953-6000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                            PROPOSED
                                                             MAXIMUM            PROPOSED
      TITLE OF EACH CLASS OF          AMOUNT TO BE       OFFERING PRICE          MAXIMUM            AMOUNT OF
   SECURITIES TO BE REGISTERED        REGISTERED(1)       PER SHARE(2)       OFFERING PRICE     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value.....      2,530,000            $13.00            $32,890,000          $9,702.55
==================================================================================================================

(1) Includes 330,000 shares which the Underwriters may purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

ITEM 16.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


  Exhibit
    No.                                  Name of Exhibit
  -------                                ---------------
 1.1             Form of Underwriting Agreement.*
 1.2             Form of Custody Agreement*
 1.3             Form of Selling Shareholders' Power of Attorney*
 3.1             Amended and Restated Certificate of Incorporation of the
                   Registrant dated December 12, 1997, and the
                   designations of rights and preferences of the Series A
                   Convertible Preferred Stock attached as Exhibit "A" to
                   the Registrant's Amended and Restated Certificate of
                   Incorporation dated August 16, 1994, which exhibit is
                   incorporated therein by reference.**
 3.2             Amended and Restated Bylaws of the Registrant.**
 4.1             Specimen Common Stock Certificate of the Registrant.**
 5.1             Opinion of Johnson, Allen, Jones & Dornblaser, Inc.*
10.1             Series A Convertible Preferred Stock Purchase Agreement dated
                     August 16, 1994.**
10.2             Registration Rights Agreement dated August 16, 1994.**
10.3             Stockholders Agreement dated August 16, 1994.**
10.4             Letter Agreement with Geocapital III, L.P. dated
                   December 4, 1997.**
10.5             1995 ViaGrafix Stock Option Plan.**
10.6             Amendment of the 1995 ViaGrafix Stock Option Plan.**
10.7             Development and Licensing Agreement with Street Technologies,
                   Inc.**
10.8             1995 Stock Purchase Agreement between ViaGrafix Corporation,
                   Purchaser and Robert Webster, Shareholder of American
                 Small Business Computers, Inc. and related Promissory Note and
                   Mortgage**
10.9             1995 Stock Purchase Agreement between ViaGrafix Corporation,
                   Purchaser and Geocapital III, L.P., Shareholder of
                   American Small Business Computers, Inc. and related
                   Promissory Note**
10.10            Letter Agreement with Geocapital III, L.P. dated
                   February 5, 1998**
10.11            Letter Agreement with Robert E. Webster dated February 3,
                   1998**
10.12            Contract for Sale and Purchase of Capital Stock of American
                   Small Business Computers, Inc. dated January 20, 1995 by and between Bruce M. Taylor and Robert E. Webster and related
                   Contract for Sale of Real Property, Warranty Deed and
                   Assignment of Contract Rights.**
10.13            1995 Stock Exchange Agreement Between Geocapital III, L.P. and
                   Robert Webster*
21.1             List of Subsidiaries**
23.1             Consent of Ernst & Young, LLP**
23.2             Consent of Johnson, Allen, Jones & Dornblaser, Inc.
                   (to be included as part of Exhibit 5.1).*
23.3             Consent of Roy L. Bliss**
23.4             Consent of Gerald R. Harris**
23.5             Consent of Stephen P. Gott**
27.1             Financial Data Schedule for the year ended December 31, 1997.**


__________________________
  *   Filed herewith.
 **   Previously filed.
***   To be filed by amendment.

ITEM 17.         UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or

                 (iii) To include any material information with respect to the plan distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         2. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


         The undersigned registrant hereby further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 26, 1998.


                                       VIAGRAFIX CORPORATION


                                       By: /s/ MICHAEL A. WEBSTER
                                          ------------------------------------
                                          Michael A. Webster
                                          Chairman of the Board, President
                                          and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                 Title                                      Date
         ---------                                 -----                                      ----
/s/ MICHAEL A. WEBSTER                     Chairman of the Board,                       February 26, 1998
----------------------------------         President and Chief Executive
Michael A. Webster                         Officer (Principal Executive
                                           Officer) and Director

/s/ ROBERT E. WEBSTER                      Executive Vice President                     February 26, 1998
----------------------------------         and Director
Robert E. Webster

/s/ ROBERT C. MOORE                        Treasurer and Chief Financial Officer        February 26, 1998
----------------------------------         (Principal Financial and
Robert C. Moore                            Accounting Officer)


                              INDEX TO EXHIBITS


  Exhibit
    No.                                Name of Exhibit
  -------                              ---------------
 1.1         Form of Underwriting Agreement.*
 1.2         Form of Custody Agreement*
 1.3         Form of Selling Shareholders' Power of Attorney*
 3.1         Amended and Restated Certificate of Incorporation of the
               Registrant dated December 12, 1997, and the
               designations of rights and preferences of the Series A
               Convertible Preferred Stock attached as Exhibit "A" to
               the Registrant's Amended and Restated Certificate of
               Incorporation dated August 16, 1994, which exhibit is
               incorporated therein by reference.**
 3.2         Amended and Restated Bylaws of the Registrant.**
 4.1         Specimen Common Stock Certificate of the Registrant.**
 5.1         Opinion of Johnson, Allen, Jones & Dornblaser, Inc.*
10.1         Series A Convertible Preferred Stock Purchase Agreement dated
               August 16, 1994.**
10.2         Registration Rights Agreement dated August 16, 1994.**
10.3         Stockholders Agreement dated August 16, 1994.**
10.4         Letter Agreement with Geocapital III, L.P. dated
               December 4, 1997.**
10.5         1995 ViaGrafix Stock Option Plan.**
10.6         Amendment of the 1995 ViaGrafix Stock Option Plan.**
10.7         Development and Licensing Agreement with Street Technologies,
               Inc.**
10.8         1995 Stock Purchase Agreement between ViaGrafix Corporation,
               Purchaser and Robert Webster, Shareholder of American
             Small Business Computers, Inc. and related Promissory Note and
               Mortgage**
10.9         1995 Stock Purchase Agreement between ViaGrafix Corporation,
               Purchaser and Geocapital III, L.P., Shareholder of
               American Small Business Computers, Inc. and related
               Promissory Note**
10.10        Letter Agreement with Geocapital III, L.P. dated
               February 5, 1998**
10.11        Letter Agreement with Robert E. Webster dated February 3, 1998**
10.12        Contract for Sale and Purchase of Capital Stock of American
               Small Business Companies, Inc. dated January 20, 1995
               by and between Bruce M. Taylor and Robert E. Webster and related
               Contract for Sale of Real Property, Warranty Deed and Assignment
               of Contract Rights.**
10.13        1995 Stock Exchange Agreement Between Geocapital III, L.P. and
               Robert Webster*
21.1         List of Subsidiaries**
23.1         Consent of Ernst & Young, LLP**
23.2         Consent of Johnson, Allen, Jones & Dornblaser, Inc.
               (to be included as part of Exhibit 5.1).*
23.3         Consent of Roy L. Bliss**
23.4         Consent of Gerald R. Harris**
23.5         Consent of Stephen P. Gott**
27.1         Financial Data Schedule for the year ended December 31, 1997.**


__________________________
*   Filed herewith.
**  Previously filed.
*** To be filed by amendment.